Exhibit 99.1

Springbig Announces Third Quarter 2024 Financial Results and Amendment to its
$6.4 million Convertible Notes and $1.6 million Term Loan

▪	Company achieves positive Adjusted EBITDA* for the third consecutive quarter, reaching $0.9 million year-to-date, a $4.3 million improvement year-on-year

▪	Third-quarter operating expenses reduced by 44% year-on-year with year-to-date operating expenses down by 38%

▪	Existing debt obligation maturity extended to January 2027

Boca Raton, Fla. – November 13, 2024 -- SpringBig Holdings, Inc. (“Springbig” or the “Company”) (OTCQX: SBIG), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs, today announced its financial results for the third quarter ended September 30, 2024, and amendments to the terms of its debt obligations.

“We are reporting a third quarter of positive Adjusted EBITDA*, and our eighth consecutive quarter of improving Adjusted EBITDA*. Our Adjusted EBITDA* for the nine months ended September 30, 2024, of $0.9 million represents a $4.3 million year-on-year improvement, achieved in a period where we have experienced an 8% decline in revenue due to clients being increasingly budget-conscious in managing their messaging volumes. We continue to manage the optimization of our operating expenses, which have reduced by 38% year-on-year. We expect the positive trend in our Adjusted EBITDA* to continue and accelerate in the final quarter of the year and moving into 2025,” said Paul Sykes, Springbig’s CFO.

Third Quarter 2024 Financial Highlights:

●	Revenue was $6.4 million, compared to $6.9 million in the prior year.

●	Subscription revenue represents 81% of total revenue at $5.2 million, compared to $5.4 million in the prior year.

●	Gross profit was $4.4 million, representing a gross profit margin of 69%.

●	Operating expenses reduced by 44% year-on-year to $4.5 million, representing a 6% sequential reduction compared with the second quarter.

●	Net loss was $(0.6) million, compared to a net loss of $(2.7) million in the prior year.

●	Adjusted EBITDA* was $0.4 million compared to a loss of $(0.9) million in the prior year.

●	Basic net loss per share was $(0.01) based on 46.3 million weighted average shares outstanding. Total shares outstanding as of September 30, 2024, were 46.3 million.

Nine Month 2024 Financial Highlights:

●	Revenue was $19.5 million, compared to $21.3 million in the prior year.

●	Subscription revenue represents 82% of total revenue at $16.1 million, compared to $16.6 million in the prior year.

●	Gross profit was $13.8 million, representing a gross profit margin of 71%.

●	Operating expenses reduced by $8.8 million, or 38% year-on-year, to $14.2 million.

●	Net loss was $(0.8) million, including a gain of $1.6 million on the repurchase of convertible debt, compared to a net loss of $(7.0) million in the prior year.

●	Adjusted EBITDA* was $0.9 million compared to a loss of $(3.4) million in the prior year.

Financial Outlook

For the fourth quarter of 2024, Springbig currently expects:

●	Revenue in the range of $6.5 - $6.8 million.

●	Adjusted EBITDA* in the range of $0.8 - $1.0 million.

*	Adjusted EBITDA is a non-GAAP (as defined below) financial measure. For more information, see “Use of Non-GAAP Financial Measures” below. Additionally, reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Adjusted EBITDA is a non-GAAP financial measure provided in this “Financial Outlook” section on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Amendment to the Terms of its $6.4 million of Convertible Notes and $1.6 million Term Loan

The Company has agreed with its syndicate of lenders to a twelve-month extension in the maturity of its $6.4 million Secured Convertible Notes (the “Convertible Notes”) and $1.6 million Secured Term Loan (the “Term Loan”), with both now maturing in January 2027. The interest rate payable on the Convertible Notes and Term Loan is amended to 13% and 17%, respectively, with the rate being reduced by 0.75% following each quarter in which the Company reports an Adjusted EBITDA for the quarter of at least $0.9 million, subject to a maximum reduction of 3.0% for both the Convertible Notes and Term Loan, after reporting four quarters exceeding the Adjusted EBITDA threshold. The amendment also provides the Company with the option to prepay the Term Loan at any time after February 1, 2025, and waives the requirement for the Company to maintain minimum specified cash balances until after February 1, 2025.

Paul Sykes, CFO of Springbig, said “We are now in compliance with all the terms and requirements of both the Convertible Notes and Term Loan, and the extended maturity provides additional financing flexibility to the Company. This represents our only remaining debt obligation, and we anticipate generating strong free cash flow during 2025”.

About Springbig

Springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to retailers and brands in the U.S. and Canada. Springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. Springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, Springbig’s reporting, and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events and financial results that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. In particular, these include but are not limited to statements relating to the Company’s business strategy, future offerings and programs and expected financial performance for the fourth quarter of 2024 and the year ending December 31, 2024. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the fact that we have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful; that if we do not successfully develop and deploy new software, platform features or services to address the needs of our clients, if we fail to retain our existing clients or acquire new clients, and/or if we fail to expand effectively into new markets, our revenue may decrease and our business may be harmed; and the other risks and uncertainties described under “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024, as well as the Company’s Quarterly Report on Form 10-Q that will be filed following this earnings release, and other periodic reports filed by the Company from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes, depreciation and amortization, in the case of EBITDA, and further adjustments to exclude unusual and/or infrequent costs, in the case of Adjusted EBITDA, which are detailed in the reconciliation table that follows, in order to provide investors with additional information regarding our financial results. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are key measures used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management. Management also believes that these measures provide improved comparability between fiscal periods.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Investor Relations Contacts

Claire Bollettieri	Paul Sykes
VP of Investor Relations	Chief Financial Officer

ir@springbig.com

Springbig Holding, Inc

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2024	December 31, 2023
	(unaudited)	(audited)

ASSETS
Current assets:
Cash and cash equivalents	$847	$331
Accounts receivable, net of allowance of $1,604 and $1,595, respectively	2,847	2,948
Contract assets	273	273
Prepaid expenses and other current assets	457	893
Total current assets	4,424	4,445
Operating lease asset, non-current	2,817	340
Property and equipment, net	241	320
Total assets	$7,482	$5,105
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities:
Accounts payable	$1,439	$2,925
Accrued expenses and other current liabilities	2,371	1,951
Short-term cash advances	49	1,925
Current maturities of debt	7,737	4,360
Deferred payroll tax credits	1,751	1,751
Related party payable	-	540
Operating lease liability, current	353	99
Total current liabilities	13,700	13,551
Operating lease liability, non-current	2,612	225
Warant liabilities	13	3
Total liabilities	16,325	13,779

Stockholders’ Deficit
Common stock par value $0.0001 per shares, 300,000,000 authorized at September 30, 2024; 46,315,018 issued and outstanding as of September 30, 2024; 300,000,000 authorized at December 31, 2023; 45,339,762 issued and outstanding as of December 31, 2023	$4	$4
Additional paid-in-capital	28,502	27,887
Accumulated deficit	(37,349)	(36,565)
Total stockholders’ deficit	(8,843)	(8,674)
Total liabilities and stockholders’ deficit	$7,482	$5,105

Springbig Holding, Inc

Condensed Consolidated Statement of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$6,425	$6,888	$19,511	$21,259
Cost of revenues	1,990	1,604	5,699	4,465
Gross Profit	4,435	5,284	13,812	16,794
Expenses
Selling, servicing and marketing	1,077	1,864	3,731	6,528
Technology and software development	1,640	1,912	4,576	6,257
General and administrative	1,763	4,200	5,889	10,202
Total operating expenses	4,480	7,976	14,196	22,987

Loss from operations	(45)	(2,692)	(384)	(6,193)
Interest income	-	3	6	17
Interest Expense	(550)	(400)	(1,969)	(1,114)
Gain on note repurchase	-	-	1,573	-
Change in fair value of warrants	41	347	(10)	258
Loss before income taxes	$(554)	$(2,742)	$(784)	$(7,032)
Income taxes expense	-	-	-	-
Net loss	$(554)	$(2,742)	$(784)	$(7,032)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.07)	$(0.02)	$(0.21)

Weighted-average common shares outstanding:
Basic and diluted	46,300,497	41,897,995	45,819,887	33,452,502

Springbig Holding, Inc

Statement of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(784)	$(7,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on note repurchase	(1,573)	-
Non-cash interest expense	108	-
Depreciation and amortization	143	199
Discount amortization on convertible note	-	633
Amortization of debt financing costs	305	-
Stock-based compensation expense	578	606
Credit loss expense	292	833
Accrued interest on convertible notes	278	(13)
Amortization of operating lease right of use assets	304	393
Change in fair value of warrants	10	(258)
Changes in operating assets and liabilities:
Accounts receivable	(191)	(1,815)
Prepaid expenses and other current assets	436	292
Contract assets	-	44
Accounts payable and other liabilities	(1,102)	1,558
Operating lease liabilities	(140)	(403)
Deferred payroll tax credits	-	1,751
Deferred revenue	2	(256)
Net cash used in operating activities	(1,334)	(3,468)

Cash flows from investing activities
Purchase of convertible note	-	(10)
Purchases of property and equipment	(64)	(249)
Net cash used in investing activities	(64)	(259)

Cash flows from financing activities
Proceeds from issuance of convertible notes	6,400	-
Repayment of convertible notes	(2,895)	(3,088)
Proceeds from the issuance of term notes	1,600	-
Proceeds from short-term cash advances	-	1,000
Repayment of short-term cash advances	(1,876)	(220)
Proceeds from related party payable	-	125
Repayment of related party payable	(540)	-
Cost of convertible and term note issuance	(775)	-
Proceeds from issuance of common stock	-	2,661
Cost of equity issuance	-	(278)
Proceeds from exercise of stock options	-	274
Net cash provided by (used in) financing activities	1,914	474

Net increase/(decrease) in cash and cash equivalents	516	(3,253)
Cash and cash equivalents, at beginning of the period	331	3,546
Cash and cash equivalents, at end of the period	$847	$293

Supplemental cash flows disclosures
Interest paid	$1,012	$467
Common stock issued for services rendered relating to debt financing	$37	$-
Common stock issued for interest on Convertible Notes	$245	$-
Cost of equity issuance deducted from proceeds	$-	$342
Legal settlements satisfied through issuance of common stock	$-	$263
Satisfaction of professional services through issuance of common stock	$-	$18
Obtaining a right-of-use asset in exchange for a lease liability	$2,781	$165
Conversion of convertible note and outstanding interest into common stock	$-	$1,250

Springbig Holding, Inc

Reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net loss	$(554)	$(2,742)	$(784)	$(7,032)
Interest income	-	(3)	(6)	(17)
Interest expense	550	400	1,969	1,114
Depreciation expense	42	68	143	199

EBITDA	38	(2,277)	1,322	(5,736)

Stock-based compensation	183	239	578	606
Credit loss expense	125	453	292	833
Gain on repurchase of convertible debt	-	-	(1,573)	-
Severance and related payments	104	-	260	135
Settlement of litigation, including legal costs	-	1,050	-	1,050
Change in fair value of warrants	(41)	(347)	10	(258)

Adjusted EBITDA	$409	$(882)	$889	$(3,370)